Lexaria and Enertopia Launch Medical Advisory Board

KELOWNA, BC—November 20, 2014 - Lexaria Corp. (OTCQB: LXRP) (CSE: LXX) (the "Company" or "Lexaria") is pleased to announce that it and joint venture partner Enertopia Corp (ENRT) have launched a formal Medical Advisory Board to educate and advocate on behalf of all those who have medical needs that may be able to be met through the understanding and use of medical marijuana or through the use of cannabidiol (CBD) extracted from Agricultural Hemp.

The Medical Advisor Board members specialize in various medical categories, and will work with health care professionals, patients, and prescribers of medical marijuana to promote greater understanding of medical marijuana and of CBD-enhanced products. There are believed by many to be a wide variety of medical conditions that might be positively affected either by medical marijuana or by CBD’s, but in many cases the accuracy of claims may not be well understood at this time.

In particular, the use of high-cannabidiol strains that have little or no psychoactive effects on the patient, are of interest for to alleviate many medical symptoms, according to existing studies and literature. Lexaria has already voluntarily established its own Canadian corporate policy of being unwilling to sell medical marijuana with more than 0.3% THC content to anyone under the age of 25, in line with much of the Canadian medical community.

Recreational use of Marijuana is illegal in Canada, and illegal at the federal level in the United States because of the THC content; this status has prevented or greatly reduced the opportunity for peer-reviewed scientific study. Still, there is growing evidence that there could be real medical benefits associated with either medical marijuana and/or the CBD’s within it. Despite the hurdles to conducting past research, there are 1,277 references today to Cannabidiol at research papers located at the US National Library of Medicine, National Institutes of Health website (www.pubmed.gov).

Many organizations are calling for additional research regarding medical marijuana. For instance the Arthritis Society in September announced it wants more research to study the impact of medical marijuana on pain, and that it is preparing to fund clinical studies. Jason McDougall, chair of the Arthritis Society’s scientific advisory committee and a pain researcher at Dalhousie University was quoted at that time saying, “I think it’s high time that we found something to help the 4.6 -million Canadians living with arthritis and trying to do something to help”.

Lexaria hopes to announce its first meetings and/or conferences as soon as possible.

About Lexaria

Lexaria's shares are quoted in the USA with symbol LXRP and in Canada with symbol LXX. The company searches for opportunities that could provide potential above-market returns.

To learn more about Lexaria Corp. visit www.lexariaenergy.com.

FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the medical marijuana or alternative health businesses will provide any benefit to Lexaria. There is no assurance that any cannabidiol-based product will be accepted into the marketplace or have any positive impact upon Lexaria Corp. There is no assurance that and cannabidiol-based product will promote, assist, or maintain any beneficial human health conditions whatsoever.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.